United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 18, 2012

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 18, 2012, the Company resolved to issue Mark Meriwether, our President, Secretary and director, 312,000 shares of “restricted” common stock at $0.10 per share as payment for $31,200 owed to Mr. Meriwether, $12,000 for cash advances to the Company and $19,200 as compensation for services rendered.  This issuance of shares represents 10.9% of the post-issuance shares outstanding and increases Mr. Meriwether’s beneficial ownership to 32.57% of the total outstanding post-issuance shares of 2,869,560.

The shares were issued pursuant to the registration exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in a private placement not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	April 24, 2012	By:	/s/ Mark Meriwether
Mark Meriwether
President, Secretary and Director

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